SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2010

LUX ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-149000	98-0557091
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Suite 1950 - 777 8th Ave. S.W.

Calgary, Alberta, Canada T2P 3R5

(Address of principal executive offices)

(780) 669-0936

(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:

Wade D. Huettel

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LUX ENERGY CORP.

From 8-K

Current Report

Item 1.01.Entry into a Material Definitive Agreement.

On March 21, 2010, Lux Energy Corp., a Nevada corporation (the "Company") entered into a Participation Letter Agreement (the “Participation Agreement”) with E.B. Germany & Sons, LLC ("Germany"), whereby the Company purchased the right to participate in a deep well test in the Lower Tuscaloosa "C" structure in Pike County, Mississippi. The Company purchased the participation right for $13,330, representing Company’s proportionate share of all costs attributable to leases, geological and geophysical, road and location, drilling said well to the point of setting production casing or through abandonment.

The foregoing description of the Agreement is intended to be a brief summary only and is qualified in its entirety by its respective terms set forth in each document, a form of which is filed as Exhibit 10.1 to this Current Report.

Item 7.01. Regulation FD Disclosure.

On March 25, 2010, the Company issued a press release announcing that it had entered into the Participation Agreement references in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Participation Letter Agreement by and between the Company and E.B. Germany & Sons, LLC.
99.1	—	Press release dated March 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

April 12, 2010

LUX ENERGY CORP.

By: /s/ Shane Broesky

Shane Broesky

President & CEO

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